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                                                                     EXHIBIT 5.1


                   [Orrick, Herrington & Sutcliffe LLP Letterhead]


                                     May 2, 1997



Caterpillar Financial Funding Corporation
Greenview Plaza
2950 East Flamingo Road, Suite 313
Las Vegas, Nevada  89121


Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), as prepared for filing by Caterpillar Financial Funding Corporation, a Nevada corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Asset Backed Notes and Asset Backed Certificates (collectively, the "Securities"). The Securities are issuable in Series under a separate Trust Agreement by and among the Registrant and a Trustee named therein, with respect to the Asset Backed Certificates of a Series, and a separate Indenture among the Trust and an Indenture Trustee named therein, with respect to the Asset Backed Notes of a Series. The Securities of each Series are to be sold as set forth in the Registration Statement, any amendments thereto, and the Prospectus and Prospectus Supplement relating to the Securities of such Series. All capitalized terms used herein that are not otherwise defined have the meanings set forth in the Prospectus.

          We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) that, as to each party (other than the Registrant) to a Trust Agreement and an Indenture, each Trust Agreement and each Indenture will be legal, valid and binding obligations enforceable in accordance with their respective terms.

          Based on such examination, we are of the opinion that when the issuance of each Series of the Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the related Trust Agreement and Indenture, as applicable, and sold in the manner described in the Registration Statement, any amendment thereto and the Prospectus and Prospectus


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Caterpillar Financial Funding Corporation
May 2, 1997
Page 2


Supplement relating thereto, the Securities will be legally issued, fully paid, non-assessable and binding obligations of the Trust created by the applicable Trust Agreement, and the holders of the Securities of such Series will be entitled to the benefits of the Trust Agreement and Indenture, as applicable, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.


                              Very truly yours,



                              ORRICK, HERRINGTON & SUTCLIFFE LLP